Exhibit 99.1

Completed by: _______________________

                        NOTICE OF REGISTRATION STATEMENT

                                       AND

                      SELLING SECURITYHOLDER QUESTIONNAIRE

                5% Convertible Senior Subordinated Notes Due 2024

                                       of

                         Casual Male Retail Group, Inc.

Casual Male Retail Group, Inc. ("Casual Male") has filed or intends to file with the U.S. Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the "Shelf Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), 5% Convertible Senior Subordinated Notes due 2024 (the "Notes") or common stock, $0.01 par value per share (the "Common Stock" and, together with the Notes, the "Securities"), of Casual Male in accordance with the terms of that certain Registration Rights Agreement, dated as of November 18, 2003 (the "Registration Rights Agreement"), between Casual Male and the initial purchaser named therein. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement.
Each beneficial owner of Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Securities pursuant to the Shelf Registration Statement, a beneficial owner of Securities generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions described below). Beneficial owners that do not complete this Notice and Questionnaire and deliver it to Casual Male as provided below will not be named as selling securityholders in the prospectus and therefore will not be permitted to sell any Securities pursuant to the Shelf Registration Statement. Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire prior to the effectiveness of the Shelf Registration Statement so that such beneficial owners may be named as selling securityholders in the related prospectus at the time of effectiveness. Upon receipt of a completed Notice and Questionnaire from a beneficial owner following the effectiveness of the Shelf Registration Statement, Casual Male will, as promptly as practicable, file such amendments to the Shelf Registration Statement or supplements to the related prospectus as are necessary to permit such holder to deliver such prospectus to purchasers of Securities. Casual Male has agreed to pay additional amounts pursuant to the Registration Rights Agreement under certain circumstances set forth therein. Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related prospectus.
                                     Notice
The undersigned beneficial owner (the "Selling Securityholder") of Securities hereby gives notice to Casual Male of its intention to sell or otherwise dispose of Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) pursuant to the Shelf Registration

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Statement. The undersigned, by signing and returning this Notice and
Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.
Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless Casual Male's directors and officers and each person, if any, who controls Casual Male within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against certain losses arising in connection with statements concerning the undersigned made in Casual Male's Shelf Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire. If the Selling Securityholder transfers all or any portion of the Securities listed in Item 3 below after the date on which such information is provided to Casual Male, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.
                                  Questionnaire
Please respond to every item, even if your response is "none." If you need more space for any response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the following questions.
If you have any questions about the contents of this Questionnaire or as to who should complete this Questionnaire, please contact Matthew Haies at Kramer Levin Naftalis & Frankel LLP at telephone number: (212) 715-9153.



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  Completed questionnaires should be returned as soon as possible but no later than
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       January 16, 2004 to Kramer Levin Naftalis & Frankel LLP as follows:
             Copy By Facsimile to Matthew Haies, Fax: (212) 715-8000
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                      With The Original Copy To Follow To:
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                         CASUAL MALE RETAIL GROUP, INC.
                               555 Turnpike Street
                                Canton, MA 02021
                           ATTENTION: LEGAL DEPARTMENT
The undersigned hereby provides the following information to Casual Male and represents and warrants that such information is accurate and complete:
1.           Your Identity and Background as the Beneficial Holder of the
             Securities.

        (a) Your full legal name:

        (b) Your business address (including street address) (or residence if no business address), telephone number and facsimile number:

            Address:

            --------------------------------------------------------------

            --------------------------------------------------------------

            Telephone No.: -----------------------------------------------

            Fax No.: -----------------------------------------------------

       (c) Are you a broker-dealer registered pursuant to Section 15 of the Exchange Act?

            |_|  Yes.

            |_|  No.

       (d) If your response to Item 1(c) above is no, are you an "affiliate" of a broker-dealer registered pursuant to Section 15 of the Exchange Act?

            |_|  Yes.

            |_|  No.


            For the purposes of this Item 1(d), an "affiliate" of a registered broker-dealer shall include any company that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such broker-dealer, but does not include any individuals employed by such broker-dealer or its affiliates.

       (e) If your response to 1(d) above is yes, please name the broker-dealer(s) with whom you are affiliated.

            ------------------------------------------------------------

            ------------------------------------------------------------

       (f) Full legal name of person through which you hold the Securities (i.e. name of your broker or the DTC participant, if applicable, through which your Registered

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            Securities are held):

            Name of broker: -------------------------------------------

            DTC No.: --------------------------------------------------

            Contact person: -------------------------------------------

            Telephone No.: --------------------------------------------

2.     Your Relationship with Casual Male Retail Group, Inc.

       (a) Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of your equity securities) held any position or office or have you had any other material relationship with Casual Male (or its predecessors or affiliates) within the past three years?

            |_| Yes.

            |_| No.

       (b) If your response to Item 2(a) above is yes, please state the nature and duration of your relationship with Casual Male:
            --------------------------------------------------------------
            --------------------------------------------------------------
3.     Your Interest in the Securities.

       (a) State the type of Securities (Notes or Common Stock) and the principal amount or number of such Securities beneficially owned by you. Check any of the following that applies to you.

            |_| I own Notes:

                Principal amount of the Notes beneficially owned:

            --------------------------------------------------------------

            |_| I own shares of Common Stock that were issued upon conversion of the Notes:

                Number of shares of the Common Stock beneficially owned:

            --------------------------------------------------------------

       (b) Other than as set forth in your response to Item 3(a) above, do you beneficially own any other securities of Casual Male Retail Group, Inc.?

            |_| Yes.

            |_| No.

       (c) If your answer to Item 3(b) above is yes, state the type, the aggregate amount and, if other than Common Stock, the CUSIP No(s). of such other securities of Casual Male beneficially owned by you:

            Type: --------------------------------------------------------

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

            Aggregate amount: --------------------------------------------

            CUSIP No(s).: ------------------------------------------------

       (d) Did you acquire the securities listed in Item 3(a) above in the ordinary course of business?

            |_| Yes.

            |_| No.

       (e) At the time of your purchase of the securities listed in Item 3(a) above, did you have any agreements or understandings, directly or indirectly, with any person to distribute the securities?

            |_| Yes.

            |_| No.

       (f) If your response to Item 3(e) above is yes, please describe such agreements or understandings:

            --------------------------------------------------------------
            --------------------------------------------------------------

 4.    Nature of Your Ownership.
       (a) (i) If the name of the beneficial holder of the Securities set forth in your response to Item 1(a) above is that of a limited partnership, state the names, business addresses (including street address) (or residence address, if no business address), telephone numbers and facsimile numbers of the general partners of such limited partnership:

             Full Legal Name          Business or               Telephone and
                                   Residence Address          Facsimile Numbers

           --------------------------------------------------------------------
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          (ii) With respect to each general partner listed in Item 4(a)(i) above who is not a natural person, and is not publicly held, name each shareholder (or other interest holder) of such general partner.
               If any of these named shareholders or other interest holders are not natural persons or publicly held entities, please provide the same information. This process should be repeated until you reach natural persons or a publicly held entity.

             Full Legal Name          Business or               Telephone and
                                   Residence Address          Facsimile Numbers

           --------------------------------------------------------------------
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       (b) (i) If the name of the beneficial holder of the Securities set forth in your response to Item 1(a) above is that of a limited liability company, state the names, business addresses (including street address) (or residence address, if no business address), telephone numbers and facsimile numbers of the managing members of such limited liability company.

             Full Legal Name          Business or               Telephone and
                                   Residence Address          Facsimile Numbers

           --------------------------------------------------------------------
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          (ii) With respect to each managing member listed in Item 4(b)(i) above who is not a natural person, and is not publicly held, name each shareholder (or other interest holder) of such managing member.
               If any of these named shareholders or other interest holders are not natural persons or publicly held entities, please provide the same information. This process should be repeated until you reach natural persons or a publicly held entity.

             Full Legal Name          Business or               Telephone and
                                   Residence Address          Facsimile Numbers

           --------------------------------------------------------------------
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       (c) (i) If the name of the beneficial holder of the Securities set forth in your response to Item 1(a) above is that of a corporation that is not publicly held, state the names, business addresses (including street address) (or residence address, if no business address), telephone numbers and facsimile numbers of the controlling shareholders (the "Controlling Persons").

             Full Legal Name          Business or               Telephone and
                                   Residence Address          Facsimile Numbers

           --------------------------------------------------------------------
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          (ii) If any Controlling Person is not a natural person and is not a publicly held entity, name each controlling shareholder or other interest holder of such Controlling Person. If any of these named shareholders or other interest holders are not natural persons or publicly held entities, please provide the same information. This process should be repeated until you reach natural persons or a publicly held entity.


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


             Full Legal Name          Business or               Telephone and
                                   Residence Address          Facsimile Numbers

           -------------------------------------------------------------------
           -------------------------------------------------------------------
           -------------------------------------------------------------------

       (d) If the beneficial holder of the Securities set forth in response to
           Item 1(a) is an investment or hedge fund, name the individual or individuals who have or share voting or investment power over the Securities and describe their relationship with the beneficial owner.

           -------------------------------------------------------------------
           -------------------------------------------------------------------
           -------------------------------------------------------------------

If You need more space for this response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the following questions.
5.   Plan of Distribution.
Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Securities listed above in Item 3 pursuant to the Shelf Registration Statement only as follows (if at all): Such Securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Securities are sold through underwriters, broker-dealers or agents, the Selling Securityholder will be responsible for underwriting discounts or commissions or agents' commissions. Such Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Securities in the course of hedging positions they assume. The undersigned may also sell Securities short and deliver Securities to close out short positions, or loan or pledge Securities to broker-dealers that in turn may sell such securities.
        State any exceptions here:
        -------------------------------------------------------------------
        -------------------------------------------------------------------

      Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Securities without the prior agreement of Casual Male in its sole discretion.
The undersigned acknowledges that its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any

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

successor rules or regulations), in connection with any offering of Securities pursuant to the Registration Rights Agreement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

      The undersigned hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein. Pursuant to the Registration Rights Agreement, Casual Male has agreed under certain circumstances to indemnify the undersigned against certain liabilities.

      In accordance with the undersigned's obligation under the Registration Rights Agreement to provide such information as may be required by law (including interpretations of the staff of the Commission with which Casual Male is required to comply) for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify Casual Male of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. In particular, the undersigned agrees to promptly notify Casual Male if it sells or otherwise transfers any of the Securities other than pursuant to the Shelf Registration Statement.

      All notices to the beneficial owner hereunder and pursuant to the Registration Rights Agreement shall be made in writing to the undersigned at the address set forth in Item 1(b) of this Notice and Questionnaire.

      By signing below, the undersigned acknowledges that it is the beneficial owner of the Securities set forth herein, represents that the information provided herein is accurate, consents to the disclosure of the information contained in this Notice and Questionnaire and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by Casual Male in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus. Once this Notice and Questionnaire is executed by the undersigned beneficial owner and received by Casual Male, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of Casual Male and the undersigned beneficial owner. This Agreement shall be governed in all respects by the laws of the State of New York.


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IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this
Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

                                          Name of Beneficial Owner:

                                             --------------------------------
                                                      (Please Print)

                                          Signature:
                                                    --------------------------

                                          Name and Title:
                                                          --------------------
                                                      (Please Print)

                                          Date:
                                               ------------------------